First Quarter 2011
Financial Results
Supplemental Slides
Exhibit 99.2

Forward-Looking Statements
Except for historical information discussed, the statements made today and listed within the following presentation slides are forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially.
These forward-looking statements speak only as of the date this presentation was originally given. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today, to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.
To facilitate comparisons and enhance understanding of core operating performance, certain financial measures have been adjusted from the comparable amount under Generally Accepted Accounting Principles
(GAAP). A detailed reconciliation of adjusted numbers to GAAP is posted the Investor Relations section of our Web site at http://ir.omnicare.com.
Additionally, all amounts are presented on a continuing operations basis, unless otherwise stated.

Table of Contents
First Quarter 2011 Highlights…………………………………………..……..
Operating Metrics - Script Data……………………………………………….
Operating Metrics - Bed Data…………………………………………………
Adjusted Gross Profit………………...…………………………………..…...
Adjusted Net Income………………………………………………..…………
Cash Flows………………………………………………………………..……
Cash Deployment……….………..……………………………………………
Capital Structure……………………………………………………………….
2011 Guidance………..…...…………………………………………………..
Longer-Term Targets………………………………………………….....……
Appendix……………………………………………………………….………..
Working Capital Management………………………………………………..
Selected Branded Drug Patent Expirations…………………………….......
Regulatory Environment…………………………….…………………………
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First Quarter 2011 Highlights
• Scripts increased 1.5% over 1Q10; sequential scripts slightly lower due to fewer days in the period
 – Utilization increased sequentially while census was stable
 – Generic dispensing rate increased120 basis points sequentially
• Qtr. ending number of beds served(1) up 4,000 sequentially
 – Patient assistance programs up 9,000; Long Term Care beds 4,000 lower
 – 9,000 organic net bed loss in Long Term Care, excluding acquisitions, was favorable to 4Q10 organic loss of 16,000
• Gross profit slightly higher sequentially to $337.9M and gross margin increased 20 bps on relatively even sales
• Adjusted EPS(2) of $0.52 as compared to 4Q10 of $0.54 and 1Q10 of $0.59
• Operating cash flows from continuing operations up 44.3% sequentially,
 22.3% year-over-year to $143.9M, benefiting from lower inventory than at year end
• $32.4 million returned to shareholders by share repurchases and dividends
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(1) Includes patients served under patient assistance programs
(2) Excludes special items. A reconciliation of non-GAAP information has been attached to our press release and is also available on our Web site under
 ‘Supplemental Financial Information’ from the ‘Investors’ page.

Operating Metrics
Script Data

(1) Excludes scripts dispensed in Omnicare’s specialty businesses and other non-institutional settings.
(2) Generic prescriptions dispensed as a percentage of institutional pharmacy scripts.
• Scripts up 1.5% as compared with 1Q10 as
 the result of increased utilization
• Sequentially, scripts were 0.3% lower due
 to fewer days in 1Q11 vs. 4Q10
• Census was relatively even with 4Q10
• Generic dispensing rate climbed 120 bps
 sequentially to 77.4% due largely to
 conversion of branded Aricept to generic
 Donepezil

Operating Metrics
Bed Data

(1) Beds reported as capacity in institutional settings and unique patients serviced in non-institutional settings (clinic, retail, hospice)
(2) PAP programs served by Omnicare’s specialty pharmacy business.
• Organic additions increased compared to 4Q10. Overall additions lower sequentially due to decline in beds added by acquisitions on a sequential basis
• 11.5% sequential improvement in bed losses, 50 bps sequential improvement in customer retention rate to 92.4%
• Beds added by acquisition:
 • 1Q11 - 3,000
 • 4Q10 - 12,000
 • 1Q10 - 3,000

Adjusted Gross Profit (1)

(1) Each amount is reported independently. The sum of the individual amounts may not equal the sum of the separately presented amounts due to rounding.
(2) Excludes special items. A reconciliation of non-GAAP information has been attached to our press release and is also available on our Web site under
 ‘Supplemental Financial Information’ from the ‘Investors’ page.
(3) Includes all scripts dispensed in the Company’s Pharmacy Services.

Adjusted Net Income (1),(2)

(1) All numbers shown exclude special items and discontinued operations. A reconciliation of non-GAAP information has been attached to our press release and is also available on our Web site under ‘Supplemental Financial Information’ from the ‘Investors’ page.
(2) Each amount is reported independently. The sum of the individual amounts may not equal the sum of the separately presented amounts due to rounding.
(3) The 4Q 2010 period has been computed using basic weighted average shares outstanding due to the GAAP net loss incurred in the period.

Cash Flows(1)

 • Sequential increase in operating cash flow reflects decreases in working capital (primarily driven by a decrease in inventory levels and a decrease in DSOs of approximately 2 days)
(1) Each amount is reported independently. The sum of individual amounts may not equal the sum of the separately presented amounts due to rounding.

Cash Deployment

(1) During the first quarter of 2011, Omnicare repurchased $125 million of 6.125% senior subordinated notes due 2013. During the first quarter of 2010,
 Omnicare repurchased $75 million of senior term A loans due 2010.
(2) Cumulative % Returned = (Dividends Paid + Share Repurchases) / 12/31/10 Market Capitalization of $2,961.0 million.
• Repurchased an additional 1.0
 million shares ($28.7 million) during
 1Q11 (in addition to 4.4 million
 shares repurchased in 2010)
• $68.4 million of authorization
 remaining under current share
 repurchase program as of Mar. 31,
 2011.
• 1Q11 dividend of $0.0325 per
 share

(1) Assumes convertible debentures due 2035 are put to the company in 2015 with related tax recapture included and debt amounts shown are exclusive of unamortized debt discount.
Capital Structure
Recent capital restructuring initiatives have extended maturities, providing more flexibility for capital allocation strategies

2011 Guidance

(1) Guidance provided on February 24, 2011
(2) Guidance provided on April 28, 2011.
(3) Excludes special items and discontinued operations.
	Previous Guidance (1)	Current Guidance (2)
• Revenues	$6.0B to $6.1B	$6.0B to $6.1B
• Adjusted Diluted EPS (3)	$2.05 to $2.15	$2.05 to $2.15
• Cash Flow from Operations (3)	$375M to $425M	$375M to $425M
Reaffirming full-year earnings per diluted share guidance(1) of $2.05 to $2.15(3)
with stronger financial performance expected in the 2nd half of the year

Longer-Term Targets (1)

We believe investments made in 2011 will position the
company to begin achieving some of these targets in 2012
(1) Not intended to represent expectations for any given year.
(2) Board approval required for share repurchases and/or dividends. The number could vary by year based on available acquisitions and capital expenditure plans.
Target
• Adjusted Diluted EPS	Double digit three-year CAGR for the year ending 2013
• Cash Flow from Operations	$450 million annually
• Capital Returned to Shareholders	Approximately 25% per year (2)
• Capital Structure	Focus on continued debt reduction, management of maturity schedules

Appendix

(1) All generic launches are subject to change due to litigation or pediatric exclusivity.
(2) Drugs already launched shown in gray and italics
1Q 2011	2Q-4Q 2011	FY 2012
Lotrel	Aromasin	Actos
Rythymol SR	Concerta	Diovan
Vfend	Fazaclo	Geodon
Tricor	Femara	Invega
Xalatan	Ferrlecit	Lexapro
Neurontin	Gabitril	Lidoderm
	Levaquin	Plavix
	Lipitor	Seroquel
	Nasacort AQ	Singulair
	Primaxin	Xopenex
Uroxatrol
Zyprexa
Selected Branded Drug Patent Expirations (1),(2)

Regulatory Environment
Current Issues
• Short-cycle dispensing
 – Final rule issued on April 4, 2011, requiring 14-day dispensing for branded drugs dispensed under Medicare Part D beginning January 1, 2013
 – Pertains only to SNFs (assisted living and other chronic care facilities excluded)
 – Oral solids only (exclusion of liquids, creams, gels, ointments, etc.)
 – Expected to result in an additional 2.3 million scripts dispensed
• Federal Upper Limit (“FUL”) definitions
 – No less than 175% of the weighted average manufacturer’s price (“AMP”)
 – Effective 10/1/10 (the first FUL list has not yet been published)
 – Could potentially impact some Medicaid reimbursement, facility pricing
 – Nearly all Part D contracts restructured to another reimbursement benchmark
 – In most cases, new FULs would have to be lower than MACs to impact reimbursement for relevant payers
Anticipate small negative to Omnicare beginning in 2013

Anticipate small negative to Omnicare in 2011

First Quarter 2011
Financial Results
Supplemental Slides